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                                                                EXHIBIT 8.1(a)

                         [Brown & Wood LLP Letterhead]











                                                                   May 28, 1998


Credit Suisse First Boston
  Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010


                  Re:      Credit Suisse First Boston
                           Mortgage Securities Corp.,
                           Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Commercial/Multifamily Mortgage Pass-Through Certificates that evidence interests in certain pools of mortgage loans (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Certain Federal Income Tax Consequences" in the Prospectus and "Summary of Information -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus Supplement relating to the Certificates in respect of which we participated as your counsel, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about May 28, 1998 for the registration of such Certificates under the Act. The information set forth in the Prospectus and the Prospectus Supplement under the captions "Certain Federal Income Tax Consequences" and "Summary of Information -- Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.


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          For purposes of this opinion we have assumed that any transaction under the Registration Statement will qualify as either a "real estate mortgage investment conduit" or a grantor trust for federal income tax purposes, depending on the entity described in the related Prospectus Supplement.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.

          The opinion set forth herein is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which the opinion set forth herein is based.

          In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or to advise you of any changes in the event there is a change in the legal authority, facts or assumptions on which this opinion is based, or in the event of any inaccuracy in any assumption upon which we have relied in rendering this opinion, unless we are specifically engaged to do so.

                                                           Very truly yours,


                                                           /s/ Brown & Wood LLP